Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of TeraWulf Inc. (formerly known as Telluride Holdco, Inc.), a Delaware corporation (“TeraWulf”), presents the combination of the financial information of TeraCub Inc. (formerly known as TeraWulf Inc.), a Delaware corporation (“TeraCub”), and IKONICS Corporation, a Minnesota corporation (“IKONICS”), adjusted to give effect to the consummation of the strategic business combination pursuant to the agreement and plan of merger, dated as of June 24, 2021 (as amended, supplemented or otherwise modified, the “Merger Agreement”), by and among TeraWulf, IKONICS, Telluride Merger Sub I, Inc., a Minnesota corporation (“Merger Sub I”), Telluride Merger Sub II, Inc., a Delaware corporation (“Merger Sub II”), and TeraCub, pursuant to which (i) Merger Sub I, a wholly-owned subsidiary of TeraWulf, which was a wholly-owned subsidiary of IKONICS, merged with and into IKONICS (the “First Merger”), with IKONICS surviving the First Merger as a wholly-owned subsidiary of TeraWulf, and (ii) Merger Sub II, a wholly-owned subsidiary of TeraWulf, merged with and into TeraCub (the “Second Merger” and, together with the First Merger, the “Mergers”), with TeraCub surviving the Second Merger as a wholly-owned subsidiary of TeraWulf.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The following unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under the generally accepted accounting principles in the United States (the “U.S. GAAP”) and gives effect to the consummation of the Mergers, which will be accounted for as a reverse acquisition, with TeraCub being deemed the acquiring company for accounting purposes. TeraCub was determined to be the acquiring company for accounting purposes based upon the terms of the Merger Agreement and other factors, including (i) TeraCub’s stockholders own a majority of the voting interests of TeraWulf immediately following the consummation of the Mergers and (ii) directors appointed by TeraCub comprise a majority of the members of the board of directors of TeraWulf following consummation of the Mergers.

The unaudited pro forma condensed combined financial statements have been prepared from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited condensed consolidated financial statements of TeraCub as of and for the six months ended September 30, 2021 and the related notes contained as Exhibit 99.1 to this Current Report on Form 8-K;

•	the historical audited financial statements of TeraCub as of March 31, 2021 and for the period from February 8, 2021 (date of inception) to March 31, 2021 and the related notes contained as Appendix H to TeraWulf’s Registration Statement on Form S-4, as amended (file no. 333-258335) (the “Registration Statement/Prospectus”);

•	the historical unaudited condensed financial statements of IKONICS as of and for the three and nine months ended September 30, 2021 and the related notes contained in IKONICS’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2021;

•	the historical audited financial statements of IKONICS as of and for the year ended December 31, 2020 and the related notes contained as Appendix H to the Registration Statement/Prospectus; and

•	other information relating to TeraWulf and IKONICS contained elsewhere in this Current Report on Form 8-K and the Registration Statement/Prospectus.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of TeraCub and the historical balance sheet of IKONICS on a pro forma basis and gives effect to the Mergers as if they had occurred on September 30, 2021.The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 combine the historical results of operations of TeraCub and the historical statements of operations of IKONICS for such periods on a pro forma basis and give effect to the Mergers as if they had occurred on January 1, 2020, the beginning of the earliest period presented.

Because TeraCub is treated as the acquiring company for accounting purposes, TeraCub’s assets and liabilities are recorded at their carrying amounts prior to the consummation of the Mergers and the historical operations that are reflected in the unaudited pro forma condensed combined financial information are those of TeraCub. IKONICS’s assets and liabilities are measured and recognized at their fair values as of the closing date of the Mergers and combined with the assets, liabilities and results of operations of TeraCub following consummation of the Mergers.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The application of the acquisition method of accounting depends upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and TeraWulf’s future financial position and results of operations. In addition, differences between the preliminary and final amounts will likely occur as a result of the amount of cash used for IKONICS’s operations, changes in the fair value of the contingent value rights (“CVRs”) and other changes in IKONICS’s assets and liabilities.

In addition, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of TeraCub and IKONICS. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had TeraCub and IKONICS been a combined company during the specified periods.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

			Pro Forma		Pro Forma
	TeraCub(1)	IKONICS(2)	Adjustments	Note 3	Combined
ASSETS
CURRENT ASSETS:
Cash	$594,000	$1,500,847	$(13,712,073)	(c)	$175,425,724
			191,676,794	(k)
			(4,633,844)	(e)
Trade receivables, net	-	1,875,177	-		1,875,177
Inventories	-	1,649,517	(1,649,517)	(f)	3,379,207
			3,379,207	(g)
Prepaid expenses and other assets	2,624,000	188,847	-		2,812,847
Total current assets	3,218,000	5,214,388	175,060,567		183,492,955
Equity in nest assets of investee	63,005,000	-	-		63,005,000
PROPERTY, PLANT, AND EQUIPMENT:
Property, plant and equipment	8,410,000	16,473,168	(16,473,168)	(f)	18,388,166
			9,978,166	(g)
Less accumulated depreciation	-	(9,540,029)	9,540,029	(f)	-
Total property, plant and equipment, net	8,410,000	6,933,139	3,045,027		18,388,166
Deposits	567,000	-	-		567,000
Intangible Assets, net	-	232,679	(232,679)	(f)	3,699,484
			3,699,484	(g)
Goodwill	-	-	46,021,973	(b)	46,021,973
Other assets	1,389,000	-	-		1,389,000
Total assets	$76,589,000	$12,380,206	$227,594,372		$316,563,578
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$8,035,000	$2,198,303	$7,845,192	(e)	$18,078,495
Current portion of operating lease liability	87,000	-	-		87,000
Contingent Value Rights	-	-	10,142,967	(c)	10,142,967
Total current liabilities	8,122,000	2,198,303	17,988,159		28,308,462
Long-term debt	-	-	96,253,117	(k)	96,253,117
Operating lease liability, net of current portion	1,015,000	-	-		1,015,000
Total liabilities	9,137,000	2,198,303	114,241,276		125,576,579
COMMITMENTS AND CONTINGENCIES
Series A preferred stock, par value $0.001 per share	49,815,000	-	(49,815,000)	(j)	-
STOCKHOLDERS' EQUITY
Common stock, par value $0.001 per share	50,000	-	1,999	(c)	100,592
			47,977	(d)
			616	(h)
Common stock, par value $0.10 per share	-	198,153	(198,153)	(a)	-
Additional paid-in-capital	29,892,000	2,981,620	(2,981,620)	(a)	228,170,443
			40,588,359	(c)
			(47,977)	(d)
			12,499,384	(h)
			49,815,000	(j)
			95,423,677	(k)
Retained earnings / (accumulated deficit)	(12,305,000)	7,002,130	(7,002,130)	(a)	(37,284,036)
			(12,479,036)	(e)
			(12,500,000)	(h)
Total stockholders' equity	17,637,000	10,181,903	163,168,096		190,986,999
Total liabilities and stockholders' equity	$76,589,000	$12,380,206	$227,594,372		$316,563,578

(1)	Derived from the unaudited balance sheet of TeraCub as of September 30, 2021.

(2)	Derived from the unaudited balance sheet of IKONICS as of September 30, 2021.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

			Pro Forma		Pro Forma
	TeraCub(1)	IKONICS(2)	Adjustments	Note 3	Combined
Net sales	$-	$12,068,208	$-		$12,068,208
Cost of goods sold	-	8,060,482	-		8,060,482
Gross profit	-	4,007,726	-		4,007,726
Cost of opertions:
Operating expenses	1,004,000	-	-		1,004,000
Selling, general and administrative expenses	10,973,000	5,402,147	(4,265,669)	(e)	12,343,547
			(574,645)	(f)
			808,714	(g)
Research and development expenses	-	398,425	-		398,425
Total cost of operations	11,977,000	5,800,572	(4,031,600)		13,745,972
Loss from operations	(11,977,000)	(1,792,846)	4,031,600		(9,738,246)
Interest expense	-	(102,443)	(18,380,854)	(k)	(18,483,297)
Other income	-	5,195	-		5,195
Loss before income taxes	(11,977,000)	(1,890,094)	(14,349,254)		(28,216,348)
Income tax expense	-	5,557	-		5,557
Equity in net loss of investee, net of tax	328,000	-	-		328,000
Net loss	$(12,305,000)	$(1,895,651)	$(14,349,254)		$(28,549,905)
Loss per common share:
Basic and diluted		$(0.96)			$(0.28)
Weighted average common shares outstanding:
Basic and diluted		1,978,638	98,613,376	(i)	100,592,014

(1)	Derived from the audited statement of operations of TeraCub for the period from February 8, 2021 (date of inception) to March 31, 2021 and the unaudited consolidated statement of operations of TeraCub for the six months ended September 30, 2021.

(2)	Derived from the unaudited statement of operations of IKONICS for the nine months ended September 30, 2021.

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UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR
THE YEAR ENDED DECEMBER 31, 2020

			Pro Forma		Pro Forma
	TeraCub(1)	IKONICS(2)	Adjustments	Note 3	Combined
Net sales	$-	$13,432,220	$-		$13,432,220
Cost of goods sold	-	9,527,143	-		9,527,143
Gross profit	-	3,905,077	-		3,905,077
Cost of opertions:
Selling, general and administrative expenses	-	5,019,604	(698,054)	(f)	5,399,836
			1,078,286	(g)
Selling, general and administrative expenses attributable to related party share issuance	-	-	12,500,000	(h)	12,500,000
Research and development expenses	-	671,493	-		671,493
Total cost of operations	-	5,691,097	12,880,232		18,571,329
Loss from operations	-	(1,786,020)	(12,880,232)		(14,666,252)
Interest expense	-	(86,561)	(25,953,112)	(k)	(26,039,673)
Other income	-	1,223,261	-		1,223,261
Loss before income taxes	-	(649,320)	(38,833,344)		(39,482,664)
Income tax benefit	-	(210,000)	-		(210,000)
Net loss	$-	$(439,320)	$(38,833,344)		$(39,272,664)
Loss per common share:
Basic and diluted		$(0.22)			$(0.39)
Weighted average common shares outstanding:
Basic and diluted		1,976,354	98,613,376	(i)	100,589,730

(1)	TeraCub was not formed as of December 31, 2020 and, therefore, had no business activity during the year ended December 31, 2020.

(2)	Derived from the audited statement of operations of IKONICS for the year ended December 31, 2020.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Mergers and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of TeraCub and IKONICS.

Description of the Mergers

On December 13, 2021 (the “Closing Date”), TeraWulf consummated the Mergers pursuant to the terms of the Merger Agreement. In connection with or as a result of the First Merger and the Second Merger, each of IKONICS and TeraCub became a wholly-owned subsidiary of TeraWulf. In addition, in connection with the consummation of the Mergers, “Telluride Holdco, Inc.” was renamed “TeraWulf Inc.”, and “TeraWulf Inc.” was renamed “TeraCub Inc.”.

Pursuant to the terms of the Merger Agreement, in connection with the First Merger, each share of the common stock, $0.10 par value per share, of IKONICS (the “IKONICS Common Stock”) issued and outstanding immediately prior to the effective time of the First Merger was automatically converted into and exchanged for (i) one validly issued, fully paid and non-assessable share of the common stock, $0.001 par value per share, of TeraWulf (the “TeraWulf Common Stock”), (ii) one contractual contingent value right to be issued by TeraWulf in accordance with  a contingent value rights agreement (iii) the right to receive $5.00 in cash, without interest. Each share of the TeraWulf Common Stock held by IKONICS issued and outstanding immediately prior to the effective time of the First Merger was automatically cancelled and ceased to exist as of the effective time of the First Merger, and each share of the common stock, $0.01 par value per share, of Merger Sub I issued and outstanding as of immediately prior to the effective time of the First Merger was automatically converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the surviving IKONICS entity.

Immediately prior to the effective time of the Second Merger, each share of the Series A Convertible Preferred Stock, $0.001 par value per share, of TeraCub (the “TeraCub Preferred Stock”) issued and outstanding was automatically converted into shares of the common stock, $0.001 par value per share, of TeraCub (the “TeraCub Common Stock”). At the effective time of the Second Merger, each share of the TeraCub Common Stock (including shares of the TeraCub Common Stock resulting from the conversion of the TeraCub Preferred Stock described above), issued and outstanding immediately prior to the effective time of the Second Merger (other than any dissenting shares of the TeraCub Common Stock) was automatically converted into the right to receive a number of validly issued, fully paid and non-assessable shares of the TeraWulf Common Stock equal to (x) a number of shares of the TeraWulf Common Stock that is equal to forty-nine times the number of shares of the TeraWulf Common Stock outstanding as of immediately following the effective time of the First Merger and immediately prior to the effective time of the Second Merger, divided by (y) the number of shares of the TeraCub Common Stock outstanding on a fully diluted basis as of immediately prior to the effective time of the Second Merger. Each share of the common stock, $0.01 par value per share, of Merger Sub II issued and outstanding immediately prior to the effective time of the Second Merger was automatically converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the surviving TeraCub entity, and each share of the TeraCub Preferred Stock and the TeraCub Common Stock held by TeraCub or IKONICS and their respective affiliates in treasury as of the effective time of the Second Merger was canceled.

In addition, on December 1, 2021, the compensation committee of the board of directors of IKONICS approved the cancellation of all of the restricted stock units outstanding under the IKONICS Corporation 2019 Equity Incentive Plan (“IKONICS RSUs”) in exchange for cash payment equal to $33.82, net of applicable withholding taxes, for each share underlying the unvested portion of such IKONICS RSUs. Pursuant to the terms of the Merger Agreement, TeraCub funded the payments in exchange for cancellation of IKONICS RSUs in connection with the completion of the First Merger. Holders of IKONICS RSUs who did not participate in the cancellation arrangement received the same consideration as other holders of shares of the IKONICS Common Stock as a result of the First Merger.

Following the consummation of the Mergers, IKONICS must operate its businesses consistent with past practices and, subject to the terms and conditions of the agreement governing the CVRs, must use reasonable best efforts to pursue and consummate dispositions of its assets and businesses existing prior to the consummation of the Mergers as soon as reasonably practicable.

Basis of Presentation

TeraWulf has preliminarily concluded that the Mergers represent a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. TeraWulf has not yet completed an external valuation analysis of the fair value of IKONICS’s assets acquired and liabilities assumed. Using the estimated total consideration for the Mergers, TeraWulf has estimated the allocations to such assets and liabilities. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet. The final purchase price allocation will be determined when TeraWulf has determined the final consideration and completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include (i) changes in fair values of property, plant and equipment, (ii) changes in allocations to intangible assets and goodwill, (iii) other changes to assets and liabilities and (iv) changes to the purchase consideration, including changes based on the valuation of contingent consideration.

Acquisition accounting rules require evaluation of certain assumptions and estimates or determination of financial statement classifications, which are completed during the measurement period as defined under accounting standards in effect as of the date of this Current Report on Form 8-K. The accounting policies of IKONICS may materially vary from those of TeraCub. During preparation of the unaudited pro forma condensed combined financial information, a preliminary analysis was performed and TeraWulf is not aware of any material differences. Accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies between TeraCub and IKONICS other than the pro forma reclassifications detailed in Note 3. Following the Mergers and during the measurement period, a final review of accounting policies will be performed. As a result of this review, management may identify differences that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information was prepared without the application of held for sale accounting to any long-lived asset or disposal group of IKONICS because it has not been determined that the applicable held for sale criteria was met on the Closing Date. The Merger Agreement generally restricted IKONICS’s ability to sell its assets and operations and, accordingly, IKONICS pre-Mergers business was not actively marketed for sale prior to the consummation of the Mergers.

Upon satisfaction of all applicable U.S. GAAP criteria for the classification of the IKONICS’s pre-Mergers business as held for sale, and because this represents a strategic shift in the business also as a discontinued operation, the presentation of the IKONICS’s pre-Mergers business will be as follows:

(1)      the results of the discontinued operations, less applicable taxes (benefits), or a loss recognized on classification as held for sale, shall be reported as a separate component of income in the consolidated statements of operations; and

(2)      assets and liabilities shall be presented separately in the asset and liability sections, respectively, in the consolidated balance sheets.

The potential sale (to broadly include a sale, transfer, disposition of, spin-off or license of all or any part) of the IKONICS’s pre-Mergers business is subject to certain risks and uncertainties, including the ability to consummate such a sale, the potential timing of a sale and the ability to receive a sale price in excess of the then carrying amount of IKONICS’s pre-merger business. The sale of the IKONICS’s pre-Mergers business may not be consummated in the near future, if ever, and the potential terms of the sale may result in a loss on sale. Upon consummation of a sale of IKONICS’s pre-Mergers business, if ever, a gain or loss on the sale shall be calculated and presented separately in the consolidated statements of operations.

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Note 2 — Estimated Consideration and Preliminary Purchase Price Allocation

The following table summarizes the components of the estimated consideration:

Estimated IKONICS shares outstanding(1)	1,998,525
Estimated IKONICS RSUs subject to accelerated vesting(2)	1,000
Subtotal	1,999,525
Cash consideration (per IKONICS share)	$5.00
Estimated share-based cash portion of purchase price	$9,997,625
Other cash consideration paid to IKONICS(3)	$3,714,448
Total cash portion of purchase price	$13,712,073
CVRs	$10,142,967
Post-Mergers TeraWulf share price(4)	$20.30
Estimated IKONICS shares outstanding(1)	1,998,525
Estimated IKONICS RSUs subject to accelerated vesting(2)	100,000
Subtotal	1,999,525
Equity portion of purchase price	$40,590,358
Total estimated consideration to be paid	$64,445,398

(1)	Represents the number of shares of the IKONICS Common Stock outstanding immediately prior to the consummation of the Mergers.

(2)	Represents the share issuance impact of IKONICS RSUs subject to accelerated vesting immediately prior to the consummation of the Mergers.

(3)	Represents additional cash consideration paid to IKONICS immediately prior to the consummation of the Mergers as follows:

(4)	Represents the closing TeraWulf share price on the first trading day subsequent to the consummation of the Mergers.

Reimbursement of payments for cancellation of IKONICS RSUs	$2,891,948
Reimbursement of certain IKONICS expenses relating to the Mergers	822,500
$3,714,448

The CVR portion of the purchase price will depend on the net proceeds received for IKONICS’s pre- Mergers business when such sale is consummated. The preliminary estimated CVR portion of the purchase price is computed based (1) on a historical time weighted average of average market capitalization of IKONICS less all working capital items, except inventory, on the balance sheet of IKONICS over the eight quarters prior to the announcement of the Mergers (where the most recent quarter is weighted the highest and each preceding quarter is weighted successively less), (2) on an assumption of estimated transaction costs of 2%, (3) on CVR holders receiving 95% of net proceeds from a sale of IKONICS’s pre-Mergers business and (4) on an estimated probability of the consummation of the sale of IKONICS’s pre-Mergers business of 95% within the 18-months period.

TeraWulf has performed a preliminary valuation analysis of the fair value of IKONICS’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the Closing Date:

Cash	$1,500,847
Trade receivables, net	1,875,177
Inventories	3,379,207
Prepaid expenses and other assets	188,847
Property, plant and equipment	9,978,166
Intangible assets	3,699,484
Goodwill	46,021,973
Accounts payable and accrued liabilities	(2,198,303)
Total estimated consideration	$64,445,398

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of IKONICS based on their estimated fair values as of the Closing Date. The excess of the acquisition consideration paid over the estimated fair values of net assets acquired is recorded as goodwill in the unaudited pro forma condensed combined balance sheet.

Note 3 — Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents the elimination of the historical equity of IKONICS.

(b)	Represents the estimated initial allocation of excess purchase price to goodwill (see Note 2 to the Unaudited Pro Forma Condensed Combined Financial Information).

(c)	Represents the components of the estimated purchase price for IKONICS, including the allocation of the equity component between the TeraWulf Common Stock, based on a par value of $0.001 per share, and additional paid-in capital (see Note 2 to the Unaudited Pro Forma Condensed Combined Financial Information).

(d)	Represents the estimated issuance of incremental shares of the TeraWulf Common Stock to TeraCub’s stockholders in accordance with the Merger Agreement as follows:

Shares attributed to conversion of the IKONICS Common Stock	1,999,525
Aggregate TeraCub share amount – multiple of IKONICS attributed shares	49
Aggregate TeraWulf share amount	97,976,725
Less: number of outstanding TeraCub shares	50,000,000
Incremental TeraCub shares	47,976,725
Par value	$0.001
Par value of incremental TeraCub shares	$47,977

(e)	Reflects adjustments regarding the impact of estimated direct, incremental transaction costs relating to the Mergers of both TeraCub and IKONICS, such as legal, financial advisory and accounting expenses, estimated as follows:

Costs relating to the Mergers reflected in the historical financial statements(1)	$4,265,669
Costs relating to the Mergers not yet reflected in the historical financial statements(2)	12,479,036
Total estimated direct, incremental transaction costs relating to the Mergers	$16,744,705

(1)	Direct, incremental transaction costs relating to the Mergers reflected in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 are removed because these costs are non-recurring and directly related to the Mergers.

(2)	Direct, incremental transaction costs relating to the Mergers not yet reflected in the historical financial statements are reflected as an adjustment in the unaudited pro forma condensed combined balance sheet (but not in the unaudited pro forma condensed combined statements of operations because these costs are non-recurring and directly related to the Mergers).

(f)	Represents the elimination of IKONICS’s historical inventory, property, plant and equipment, accumulated depreciation and intangible assets, net in the unaudited pro forma condensed combined balance sheet and the elimination of historical depreciation and amortization in the unaudited pro forma condensed combined statements of operations.

(g)	Represents the estimated and preliminary allocation of the purchase price to acquired tangible and intangible assets and the estimated depreciation and amortization expense included in the unaudited pro forma condensed combined statements of operations, as follows:

				Depreciation
			Depreciation	or
			or	Amortization
			Amortization	for the Nine
	Preliminary	Weighted	for the Year	Months
	Purchase	Average	Ended	Ended
	Price	Useful	December 31,	September 30,
	Allocation	Life	2020	2021
Inventory	$3,379,207
Property, plant and equipment	$9,978,166	23.3	$515,772	$386,829
Intangible Assets:
Intellectual property	$1,535,045	7.1	$216,535	$162,401
Trademarks and trade names	869,084	10.0	86,908	65,181
Customer relationships	1,295,355	5.0	259,071	194,303
Total intangible assets	$3,699,484		$562,514	$421,885

The final purchase price allocation, including identifying and establishing the fair value of acquired intangible assets, will be determined when TeraWulf has determined the final consideration and completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments.

(h)	Represents awards with respect to shares of common stock expected to be issued to certain employees of Beowulf Electricity & Data Inc. (“Beowulf E&D”), a company controlled by TeraWulf’s Chief Executive Officer, upon consummation of the Mergers in accordance with the administrative and infrastructure services agreement, dated as of April 27, 2021.

Value of share awards due to Beowulf E&D employees	$12,500,000
Post-Mergers TeraWulf share price	$20.30
Estimated shares to be issued under awards to Beowulf E&D employees	615,764
Par value	$0.001
Par value of shares issued under awards to Beowulf E&D employees	$616

(i)	Represents the increase in the estimated weighted average shares due to the issuance of the shares of the TeraWulf Common Stock in connection with consummation of the Mergers as follows:

Shares issued to TeraCub stockholders	97,976,725
Shares issued to IKONICS’s holders of RSUs or stock options	20,887
Shares issued under awards to employees of Beowulf E&D	615,764
98,613,376

(j)	Represents the conversion of the TeraCub Preferred Stock into the TeraWulf Common Stock.

(k)	Represents the issuance of long-term debt and equity, necessary to complete the Mergers, by TeraCub in December 2021, prior to the consummation of the Mergers, and related interest expense and amortization of related debt issuance costs, discount and upfront fee, as follows:

Long-term debt, net of issuance costs(1)	$96,253,117
Additional paid-in capital: Loan Shares, net of issuance costs(1)	20,858,983
Additional paid-in capital: Subscription Shares, net of issuance costs(2)	74,564,694
Cash proceeds, net of issuance costs	$191,676,794

(1)	On December 1, 2021, TeraCub, as borrower, entered into a loan, guaranty and security agreement (the “Loan Agreement”) with certain subsidiaries of TeraCub, as guarantors, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent. The Loan Agreement provides TeraCub with a $123.5 million senior secured term loan (the “Term Loan”), all of which was borrowed on December 2, 2021. In addition, on December 1, 2021, TeraCub issued to the lenders party to the Loan Agreement an aggregate of 839,398 shares of the TeraCub Common Stock (the “Loan Shares”).

(2)	On December 1, 2021, TeraCub entered into subscription agreements with certain accredited investors, pursuant to which such accredited investors agreed to purchase in private placement transactions an aggregate of 2,261,932 newly issued shares of the TeraCub Common Stock (the “Subscription Shares”) for an aggregate purchase price of approximately $76.5 million.

	Year Ended December 31, 2020	Nine Months Ended September 30, 2021
Interest expense on new debt	$14,202,500	$9,654,782
Amortization of new debt issuance costs, discount and upfront fee	11,750,612	8,726,072
	$25,953,112	$18,380,854

The proceeds of the Term Loan and the issuance of the Subscription Shares are presented net of issuance costs and the proceeds of the Term Loan are allocated on a preliminary basis to the underlying loan and the Loan Shares on a relative fair value basis. The final allocation of proceeds and, therefore, the amortization of debt issuance costs, discount and upfront fee, could differ materially from the preliminary allocation used to prepare this pro forma adjustment. The Loan Shares and the Subscription Shares were automatically converted into the right to receive the shares of the TeraWulf Common Stock in connection with the Second Merger.